Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-121642, 333-130787, 333-152187, 333-182221, 333-201853 on Forms S-8 and Registration No. 333-205230 on Form S-3 of our reports dated March 2, 2017, relating to the consolidated financial statements of Bill Barrett Corporation, and the effectiveness of Bill Barrett Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Bill Barrett Corporation for the year ended December 31, 2016.
/s/ Deloitte & Touche LLP
Denver, Colorado
March 2, 2017